JPMORGAN MULTI-MANAGER SMALL CAP VALUE FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	 Issue
2/24/04      Kinetic Concepts, Inc.

Shares            Price         Amount
3,400            $30.00         $102,000
                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.80       N/A 	  0.02%	          2.5%

     Broker
Merrill Lynch & Co., Inc.

Underwriters of Kinetic Concepts, Inc.

Underwriters                    Number of Shares
Merrill Lynch, Pierce, Fenner
& Smith Inc.                           5,220,000
J.P. Morgan Securities Inc.            4,350,000
Credit Suisse First Boston LLC         1,740,000
Goldman, Sachs & Co.                   1,740,000
Citigroup Global Markets Inc.          1,087,500
Deutsche Bank Securities Inc.          1,087,500
Piper Jaffray & Co.                    1,087,500
SG Cowen Securities Corp.              1,087,500
Scotia Capital (USA) INC.                200,000
Wachovia Capital Markets, LLC            200,000
Wells Fargo Securities, LLC              200,000
                                     ------------
Total                                 18,000,000


JPMORGAN MULTI-MANAGER SMALL CAP VALUE FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	 Issue
5/20/04      Animas Corp.

Shares            Price         Amount
1,700             $15.00         $25,500
                                        % of Issue
Spread     Spread       Fund's            for all
Amount     %        % of issue      JPMorgan Funds
$1.05     N/A       0.04%	        0.39%

     Broker
Piper Jaffray & Co.

Underwriters of Animas Corp.

Underwriters                    Number of Shares
Piper Jaffray & Co.                    1,640,000
J.P. Morgan Securities Inc.            1,640,000
Thomas Weisel Partners LLC               820,000
Janney Montgomery Scott LLC               50,000
Legg Mason Wood Walker, Inc.              50,000
RBC Capital Markets Corp.                 50,000
                                     ------------
Total                                 4,250,000